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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


                                 DATE OF REPORT:
                                  JUNE 6, 2002
                        (Date of Earliest Event Reported)


                              SIMON WORLDWIDE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


                    0-21878                   04-3081657
          (Commission File Number) (I.R.S. Employer Identification No.)


             1900 AVENUE OF THE STARS, LOS ANGELES, CALIFORNIA 90067
                    (Address of Principal Executive Offices)
                                   (Zip Code)


              101 EDGEWATER DRIVE, WAKEFIELD, MASSACHUSSETTS 01880
                 (Former Address of Principal Executive Offices)
                                   (Zip Code)


                                 (310) 553-4460
              (Registrant's Telephone Number, Including Area Code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 6, 2002, Simon Worldwide Inc. (the "Company") engaged BDO Seidman LLP ("BDO Seidman") as the Company's independent public accountants.
PricewaterhouseCoopers LLP ("PWC") had previously resigned as the Company's independent public accountants on April 17, 2002. See the Company's Report on Form 8-K dated April 17, 2002 for further disclosure relating to PWC's resignation.

Following a review of alternative public accounting firms, a change in independent public accountants was approved on May 6, 2002 by the Company's Board of Directors (the "Board"), and upon the recommendation of the Audit Committee of the Board. The Board has approved the Company's engagement of BDO Seidman.

During the Company's two most recent fiscal years and through the date of this Report on Form 8-K, the Company did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.



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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.


                                   SIMON WORLDWIDE, INC.


Date:  June 12, 2002               By: /s/ J. Anthony Kouba
                                      ------------------------------------------
                                      J. Anthony Kouba,
                                      Member of Executive Committee